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                                  EXHIBIT 21.1

SCANSOFT, INC.
SUBSIDIARIES OF THE REGISTRANT
SEPTEMBER 30, 2004


          SUBSIDIARY NAME                               JURISDICTION
          ScanSoft Japan KK                             Japan
          Caere Corporation                             Delaware
          ScanSoft Hungary Kft                          Hungary
          Caere Kft                                     Hungary
          ScanSoft FSC                                  Guam
          Formonix, Inc.                                Colorado
          ScanSoft Belgium BVBA                         Belgium
          ScanSoft BV                                   The Netherlands
          ScanSoft Europe Ltd.                          United Kingdom
          ScanSoft UK Limited                           United Kingdom
          ScanSoft GmbH                                 Germany
          ScanSoft SARL                                 France
          ScanSoft SpA                                  Italy
          Digital Imaging Speech & Lang AB              Sweden
          Oscanso, Ltd.                                 United Kingdom
          ScanSoft Australia Pty. Ltd.                  Australia
          ScanSoft Aachen GmbH                          Germany
          ScanSoft Taiwan                               Taiwan, ROC
          SpeechWorks
           International, Inc.                          Delaware
          SpeechWorks International,                    Delaware
           Holdings, Inc.
          SpeechWorks Europe BV                         The Netherlands
          SpeechWorks Acquisition, Inc.                 Delaware
          SpeechWorks Technology(Canada), Inc.          Canada
          SpeechWorks Securities Corp.                  Massachusetts
          SpeechWorks (BVI) Ltd.                        British Virgin Islands
          SpeechWorks Asia Pacific Pte. Ltd.            Singapore
          Locus Dialogue, Inc.                          Canada
          Locus Dialogue Technologies USA, Inc.         Delaware
          Island Acquisition Corp.                      Delaware
          Telelogue, Inc.                               Delaware